As filed with the Securities and Exchange Commission on January 15, 2009

File No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Three Radnor Corporate Center

Suite 300, 100 Matsonford Road

Radnor, Pennsylvania 19087-4564

Delaware		23-3087517
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices) (Zip Code)	(I.R.S. Employer Identification No.)

PENN VIRGINIA RESOURCE GP, LLC

FIFTH AMENDED AND RESTATED

LONG-TERM INCENTIVE PLAN

(Full title of plan)

Nancy M. Snyder

Vice President, Chief Administrative Officer and

General Counsel

Penn Virginia Resource GP, LLC

One Radnor Corporate Center

Suite 200, 100 Matsonford Road

Radnor, Pennsylvania 19087-4515

(Name and address of agent for service)

(610) 687-8900

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Units	2,400,000	$13.12	$31,488,000	$1,238

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional common units that become available under the plan because of events such as recapitalizations, unit dividends, unit splits or similar transactions effected without the receipt of consideration that increase the number of the outstanding common units.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the common units of $13.74 and $12.50, respectively, as reported by the New York Stock Exchange on January 13, 2009.

EXPLANATORY NOTE

Penn Virginia Resource Partners, L.P. (the “Partnership”) previously filed a registration statement on Form S-8 (File No. 333-74212) (the “Prior Registration Statement”) relating to the Penn Virginia Resource GP, LLC Long-Term Incentive Plan (the “Plan”). On January 14, 2009, the unitholders of the Partnership approved an amendment and restatement to the Plan that increased the number of units of the Partnership available under the Plan from 600,000 to 3,000,000. Accordingly, this registration statement is being filed to register the additional 2,400,000 units.

Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement, including periodic filings updating or amending the contents of the Prior Registration Statement, are incorporated by reference herein. In addition, all exhibits required by General Instruction E of Form S-8 are filed as exhibits hereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Partnership with the Securities and Exchange Commission, each of the exhibits is filed herewith:

Exhibit No.	Description
4.1	Third Amended and Restated Agreement of Limited Partnership of Penn Virginia Resource Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Partnership’s Current Report on Form 8-K filed on August 7, 2008).

4.2	Fourth Amended and Restated Limited Liability Company Agreement of Penn Virginia Resource GP, LLC (incorporated by reference to Exhibit 3.2 to the Partnership’s Current Report on Form 8-K filed on December 13, 2006).

4.3	Penn Virginia Resource GP, LLC Fifth Amended and Restated Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on January 15, 2009).

*5.1	Opinion of Nancy M. Snyder as to legality of securities being registered.

*23.1	Consent of KPMG LLP, independent registered public accounting firm.

*23.2	Consent of Weaver & Tidwell, L.P.

*23.3	Consent of Nancy M. Snyder (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Penn Virginia Resource GP, LLC, acting as the General Partner of the Registrant, certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on January 15, 2009.

PENN VIRGINIA RESOURCE PARTNERS, L.P.

By:	Penn Virginia Resource GP, LLC

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Vice President, Chief Administrative Officer and General Counsel

Each person whose signature appears below constitutes and appoints A. James Dearlove and Nancy M. Snyder, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 15, 2009.

Signature	Title
/s/ A. James Dearlove A. James Dearlove	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Frank A. Pici	Vice President and Chief Financial Officer (Principal Financial Officer)
Frank A. Pici

/s/ Forrest W. McNair	Vice President and Controller (Principal Accounting Officer)
Forrest W. McNair

/s/ Edward B. Cloues, II	Director
Edward B. Cloues, II

/s/ James L. Gardner	Director
James L. Gardner

/s/ James R. Montague	Director
James R. Montague

Director
Marsha R. Perelman

/s/ Nancy M. Snyder	Director
Nancy M. Snyder

EXHIBIT INDEX

Exhibit No.	Description
4.1	Third Amended and Restated Agreement of Limited Partnership of Penn Virginia Resource Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Partnership’s Current Report on Form 8-K filed on August 7, 2008).

4.2	Fourth Amended and Restated Limited Liability Company Agreement of Penn Virginia Resource GP, LLC (incorporated by reference to Exhibit 3.2 to the Partnership’s Current Report on Form 8-K filed on December 13, 2006).

4.3	Penn Virginia Resource GP, LLC Fifth Amended and Restated Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on January 15, 2009).

*5.1	Opinion of Nancy M. Snyder as to legality of securities being registered.

*23.1	Consent of KPMG LLP, independent registered public accounting firm.

*23.2	Consent of Weaver & Tidwell, L.P.

*23.3	Consent of Nancy M. Snyder (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page).

*	Filed herewith